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                                    EX-99.B5

                        Application for Variable Annuity

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FIRST VARIABLE LIFE INSURANCE COMPANY
_______________________________________________________________________________

Application for Capital No Load

Issued and Administered by First Variable Life Insurance Company
A stock company domiciled in Little Rock, Arkansas
_______________________________________________________________________________

INSTRUCTIONS: Please type or print in permanent black ink. This form will be photocopied. Joint Owner must be spouse. Include date of birth and social security number for both parties.
_______________________________________________________________________________

1. Annuitant (If no Owner is specified in Section 2, the Annuitant will be the Owner)

         Name :
         Male             Female
         Social Security Number:_______________________________________________
         Date of Birth:________________________________________________________
         Permanent Address:____________________________________________________
                           ____________________________________________________
________________________________________________________________________________
2. Owner (Complete only if different from the Annuitant)

         Name :________________________________________________________________
         Male             Female
         Social Security Number:_______________________________________________
         Date of Birth:________________________________________________________
         Permanent Address:____________________________________________________
                           ____________________________________________________
________________________________________________________________________________
3.  Beneficiary

         Name (Primary):_______________________________________________________
         Social Security Number:_______________________________________________
         Date of Birth:________________________________________________________

         Name (Contingent):____________________________________________________
         Social Security Number:_______________________________________________
         Date of Birth:________________________________________________________

_______________________________________________________________________________

4. Purchase Payment (Make check payable to: First Variable Life Insurance
Company)

         Purchase Payment

         Accompanying Application                  $___________________________

_________________Initial minimum: $20,000 (Non-qualified) or $2,000 (Qualified)

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_______________________________________________________________________________

5.  Type of Plan

         NON-QUALIFIED                QUALIFIED
                                        IRA (circle one):
                                          Regular Rollover SEP Transfer
                                        401 HR 10 (KEOGH)
                                        401 Corporate
                                        403(b) TSA
                                        457 Deferred Compensation

         If applicable indicate:

              1035 Exchange (non-qualified) from*:_____________________________
                                                              (company name)
              Transfer of Assets (qualified) from*:____________________________
                                                              (company name)

                  * If 1035 Exchange or other Transfer of Assets, attach a copy of the exchange form or letter.

________________________________________________________________________________
6  Replacement

         Will the proposed annuity contract replace any existing annuity or life insurance contract?

         No      Yes (If "yes," state company, contract number, and annuitant in the Additional Remarks Section.  Attach replacement forms.)
________________________________________________________________________________
7.  Fund Selection

     ____________%    Federated-Prime Money Fund 11 Portfolio (Federated
                      Investment Counseling)
     ____________%    U.S. Government Bond Portfolio (Strong Capital
                      Management, Inc.)
     ____________%    High Income Bond Portfolio (Federated Investment
                      Counseling)
     ____________%    Growth Portfolio (Value Line, Inc.)
     ____________%    Multiple Strategies Portfolio (Value Line, Inc.)
     ____________%    Matrix Equity Portfolio (State Street Global Advisors)
     ____________%    World Equity Portfolio (Keystone Investment Management
                      Company)
     ____________%    Growth & Income Portfolio (Warburg Pincus Counsellors,
                      Inc.)
     ____________%    Small Cap Growth Portfolio (Pilgrim Baxter & Associates
                      Ltd.)
     ____________%    Other ___________________________________________________

     Fixed Account
     ____________%    1-Year Option
     ____________%    Other ___________________________________________________
                            Use whole percentages only. Total Allocation must equal 100%.
________________________________________________________________________________


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8.  Telephone Transfers

     By initialing this box,_________________________, I hereby authorize the Company, either directly or through it agents, to transfer Contract Values among the investment division available under the Contract upon telephone instructions from the Owner or any other person who purports to give instructions on his or her behalf. This authorization is subject to the restrictions and limitations contained in the rules and procedures established by the Company from time to time. (A copy of these rules will be provided with your Contract.)

     The Company will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, and if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions.

     The Company is authorized, without prior disclosure, to record telephone conversations containing telephone instructions.

     The Owner agrees to examine promptly all confirmation statements reflecting transfers made in accordance with telephone instructions. Errors shall be reported to the Company immediately.

     This authorization will continue in effect until the Company receives written revocation from the Owner, or the Company discontinues telephone transfers.
________________________________________________________________________________
9.  Additional Remarks

         Asset Rebalancing:       Yes, I elect this service. Effective Date:

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________
________________________________________________________________________________
10.  Signature

     All statements made in this Application are true to the best of my knowledge and belief I agree to all its terms and conditions. I further agree that this application shall be a part of the annuity contract. I verify my understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

     ALLOCATION DURING FREE LOOK PERIOD: Under certain circumstances, as described in the accompanying Prospectus, the initial purchase payment will be allocated to the Cash Management Portfolio until the expiration of the Free Look period. Thereafter, the purchase payments will be allocated as directed in the Purchase Payment Allocation Section. I acknowledge receipt of current prospectuses. I certify that the Social Security (or taxpayer identification) number is correct as it appears in this application.

     _____Check here if you wish to receive a copy of the Statement of Additional Information.

     Signed at City____________ State____________  Date____________
     SIGNATURE OF ANNUITANT __________________________ PHONE #_________________
     SIGNATURE OF OWNER (Completed only if Owner is different from Annuitant)
                     ______________________________________
________________________________________________________________________________
11.  Signature of Representative

     To the best of my knowledge, this application ______ will ______ will not replace or change an existing insurance policy or annuity.

     (If replacement/change is involved, please give full details, including name of company. Attach required documents.)

     I have reviewed this Annuity program with the Applicant. I believe it to be suitable in view of the Applicant's investment objectives, financial situation, and needs.

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     Signature of Representative:_____________________ Date:___________________
     Representative's Name (please print)______________________________________
     Phone #:____________________________ Soc. Sec. #:_________________________
     Name of Broker Dealer (please print):_____________________________________

     Comp          ____      Trail
                   ____      No Trail

________________________________________________________________________________
Send completed application with a check made out to FIRST VARIABLE LIFE INSURANCE COMPANY to your investment dealer's home office or to:

                          First Variable Service Center
                                  P.O. Box 1317

                            Des Moines, IA 50305-1317
                                 (800) 228-1035

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